SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        CHAMPION MORTGAGE HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)


 Delaware                                         22-3487350
(State of Incorporation                          (I.R.S. Employer
or Organization)                                 Identification No.)

                             20 Waterview Boulevard
                          Parsippany, New Jersey         07054
               (Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. |_|

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                            Name of each exchange on which
TO BE SO REGISTERED                            EACH CLASS IS TO BE REGISTERED

Common Stock, $.01 par value                   Nasdaq National Market


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None.

 ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


     The description of the common stock, $.01 par value (the "Common Stock"), of Champion Mortgage Holdings Corp. (the "Registrant") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within the Registration Statement on Form S-1 of the Registrant filed on February 10, 1997 with the Securities and Exchange Commission (Registration No. 333-21513) (the "Registration Statement"), which description is incorporated herein by reference.


ITEM 2.         EXHIBITS.

     The Registrant has applied for quotation of the Common Stock being registered pursuant to this Registration Statement on Form 8-A on the Nasdaq National Market, an exchange on which no other securities of the Registrant are registered. Accordingly, pursuant to Instruction II of the "Instructions As To Exhibits" with respect to Form 8-A, the following exhibits were filed with The Nasdaq Stock Market, Inc., but are not being filed with the Securities and Exchange Commission in connection with this Registration Statement on Form 8-A:

NO.

1.1              Registration Statement on Form S-1 (Registration No.333-21513).

4.1              Certificate of Incorporation of the Registrant
                 (incorporated by reference from the  Registration
                 Statement).

4.2 Bylaws of the Registrant (incorporated by reference from the Registration Statement).

5.1              Specimen of the Common Stock.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                CHAMPION MORTGAGE HOLDINGS CORP.
                                (Registrant)


                                 By: /S/ DANIEL L. RICH
                                 Daniel L. Rich
                                 Vice President and Chief Financial Officer


Date:  February 12, 1997

                                  Exhibit Index


                                                              Sequentially
Exhibit                                                       Numbered
Numbered                          Description                 Page

1.1                             Registration
                                Statement on Form
                                S-1 (File No. 333-
                                21513)

4.1                             Certificate of
                                Incorporation of the
                                Registrant

4.2                             Bylaws of the Registrant

5.1                             Specimen of the Common  Stock